UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2022

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, Sorrento Therapeutics, Inc. (the “Company”) has been engaged in arbitration before the American Arbitration Association against NantPharma, LLC (“NantPharma”) relating to alleged breaches of the May 14, 2015 Stock Sale and Purchase Agreement entered into between the Company and NantPharma related to the development of the cancer drug Cynviloq™ (the “Cynviloq Arbitration”).

On December 20, 2022, the arbitrator in the Cynviloq Arbitration issued an award granting contractual damages of $125 million to the Company, reflecting the value of lost milestone payments for the approval of Cynviloq for the treatment of breast and lung cancers.

The Cynviloq Arbitration is just one of several pending actions filed by the Company against Dr. Soon-Shiong and entities he controls.  As previously disclosed, in April 2019, the Company filed an action in the Los Angeles Superior Court derivatively on behalf of Immunotherapy NANTibody LLC (“NANTibody”) against NantCell, Inc. (“NantCell”) and Patrick Soon-Shiong, among others, related to several breaches of the June 11, 2015 Limited Liability Company Agreement for NANTibody entered into between the Company and NantCell (the “Derivative Action”).  The suit alleges breaches of fiduciary duties and seeks, inter alia, a declaration that the Assignment Agreement entered into on July 2, 2017, between NantPharma and NANTibody is void and an equitable unwinding of the Assignment Agreement.  The suit calls for the restoration of $90.05 million to the NANTibody capital account, thereby restoring the Company’s equity method investment in NANTibody to its invested amount as of June 30, 2017 of $40.0 million.  The parties are currently engaged in discovery in the Derivative Action, with a jury trial likely in 2023.

In 2020, the Company additionally filed a legal action against Patrick Soon-Shiong in Los Angeles Superior Court, asserting claims for fraudulent inducement and common law fraud alleging that, among other things, Dr. Soon-Shiong acquired the drug Cynviloq for the purpose of halting its progression to the market.  The Los Angeles Superior Court claims against Dr. Soon-Shiong had been stayed pending resolution of the Cynviloq Arbitration, and the Company expects that they will now resume.  The Company will have the right to a jury trial to pursue these claims.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: December 21, 2022	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer